CERTIFICATE OF FORMATION
OF
DUKE ENERGY SOUTH BAY, LLC

First: The name of the limited liability company is **Duke Energy South Bay, LLC.**

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its Registered Agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of **Duke Energy South Bay, LLC** this the 11th day of November, 1998.

Edward M Marsh, Jr., Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/12/1998
981436973 - 2966275

Certificate of Amendment to Certificate of Formation

of

DUKE ENERGY SOUTH BAY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is Duke Energy South Bay, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

"FIRST: The name of the limited liability company formed hereby is LSP South Bay, LLC."

Executed on May 5, 2006.

[signature]

Jason Hochberg, Authorized Person

NY\1130777.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:00 AM 05/05/2006
FILED 08:52 AM 05/05/2006
SRV 060422650 - 2966275 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:03 PM 04/02/2007
FILED 08:37 PM 04/02/2007
SRV 070391330 - 2966275 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

LSP SOUTH BAY, LLC

1. The name of the limited liability company is: LSP South Bay, LLC.

2. The Certificate of the limited liability company is hereby amended as follows:

"1. The name of the limited liability company (the "Limited Liability Company") is Dynegy South Bay, LLC"

3. The Certificate of Amendment is to be effective as of April 2, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Dynegy South Bay, LLC this 2nd day of April, 2007.

Kent R. Stephenson
Authorized Person